UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2009

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-51199 (Commission File Number)	42-1579325 (IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                            Other Events

Attached to this Form 8-K as Exhibit 99.1 is a press release issued by Inland Western Retail Real Estate Trust, Inc. (the “Company”) on January 26, 2009, which press release is incorporated in its entirety into this filing.

Item 9.01                                            Financial Statements and Exhibits

(d)                                 Exhibits

The following Exhibit is included with this Report:

99.1                           Press Release, dated January 26, 2009

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Steven P. Grimes
Steven P. Grimes
Date: January 26, 2009		Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 26, 2009.